As filed with the Securities and Exchange Commission on July 28, 2011

Registration No. 333-171448

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
 FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	13-1815595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue
New York, New York 10022
(Address of principal executive offices) (Zip code)

Colgate-Palmolive Company Employees Savings and Investment Plan
(Full title of the plan)

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022
(Name and address of agent for service)

(212) 310-2000
(Telephone number, including area code, of agent for service)

Copies to:
Peter J. Romeo
C. Alex Bahn
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

          On December 28, 2010, Colgate-Palmolive Company (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-171448) with the Securities and Exchange Commission (the “Original Registration Statement”). The Company is filing this Post-Effective Amendment No. 1 (this “Amendment”) for the sole purpose of updating the Exhibit Index to include the consent of Grant Thornton LLP for the purpose of incorporating by reference that firm's audit report contained in the Annual Report on Form 11-K of the Colgate-Palmolive Company Employees’ Savings & Investment Plan for the year ended December 31, 2009. This Amendment does not modify any provision of Part I or Part II of the Original Registration Statement other than Exhibit 23 as set forth below and filed herewith.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

          The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of July, 2011.

COLGATE-PALMOLIVE COMPANY

By:	/s/ Ian Cook

Ian Cook
Chairman of the Board of Directors, President and
Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer and Director:

/s/ Ian Cook	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	July 28, 2011

Ian Cook

Principal Financial Officer:

/s/ Dennis J. Hickey	Chief Financial Officer (principal financial officer)	July 28, 2011

Dennis J. Hickey

Principal Accounting Officer:

/s/ Victoria L. Dolan	Vice President and Corporate Controller (principal accounting officer)	July 28, 2011

Victoria L. Dolan

All Other Directors:

John T. Cahill*	July 28, 2011

Helene D. Gayle*	July 28, 2011

Ellen M. Hancock*	July 28, 2011

Joseph Jimenez*	July 28, 2011

Richard J. Kogan*	July 28, 2011

Delano E. Lewis*	July 28, 2011

J. Pedro Reinhard*	July 28, 2011

Stephen I. Sadove*	July 28, 2011

*By:	/s/ Andrew D. Hendry

Andrew D. Hendry
Attorney-in-Fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of July, 2011.

COLGATE-PALMOLIVE COMPANY EMPLOYEES SAVINGS AND INVESTMENT PLAN

By:	/s/ Dennis J. Hickey

Dennis J. Hickey
Chief Financial Officer
Colgate-Palmolive Company

By:	/s/ Victoria L. Dolan

Victoria L. Dolan
Vice President and Corporate Controller
Colgate-Palmolive Company

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Grant Thornton LLP*

23.2	Consent of PricewaterhouseCoopers LLP*

24	Powers of Attorney. (Registrant hereby incorporates by reference Exhibit 24 to its Registration Statement on Form S-8 filed on December 28, 2010, Registration No. 333-171448).

* Filed herewith.